Exhibit 99.1

Press Release

Annie’s Reports Fourth Quarter and Fiscal 2012 Financial Results

Berkeley, California, June 6, 2012  -- Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced financial results for the fourth quarter and fiscal year ended March 31, 2012.

Highlights:

●	Net sales increased 17.5% in Q4 to $43.0 million and 20.1% in FY12 to $141.3 million
●	Adjusted net income1 increased 17.9% to $3.9 million in Q4 and 36.6% to $12.1 million in FY12
●	Adjusted EBITDA increased 28.7% to $21.3 million in FY12

“We are proud to present this first report of our financial results as a public company and are pleased with the strong growth and overall financial performance of our business,” commented John Foraker, CEO of Annie’s. “Fiscal 2012 was a record year, driven by strong growth in the natural and organic food market, as more parents seek healthier food options for their families. Annie’s offers these parents a wide range of great tasting natural and organic food alternatives to mainstream packaged foods.”

Fourth Quarter Results

For the fourth quarter of fiscal 2012, the Company reported net sales of $43.0 million, an increase of 17.5% over the fourth quarter of fiscal 2011.

Adjusted net income for the fourth quarter increased 17.9% to $3.9 million, or $0.24 per adjusted diluted share, which included $0.2 million, or $0.01 per share, in income tax benefits. Fourth quarter adjusted net income per share is based on 16.4 million adjusted diluted shares of common stock, which does not include new shares issued at the IPO. This compares to adjusted net income of $3.3 million, or $0.20 per adjusted diluted share, in the fourth quarter of the prior year. Adjusted net income excludes the impact of a $1.3 million non-recurring advisory agreement termination fee and a $1.2 million non-cash charge due to an increase in the fair value of the convertible preferred stock warrant liability offset by $0.5 million in income taxes related to these charges.

Net income for the fourth quarter of fiscal 2012 was $1.9 million, or $0.05 per diluted share. This compares to net income of $5.1 million, or $0.12 per diluted share, in the fourth quarter of the prior year. The decline in net income in the period was primarily related to charges incurred as a result of the Company’s IPO and income taxes at an effective rate of 46%, as compared to only 4% in the fourth quarter of fiscal 2011 due primarily to the reversal of a valuation allowance on deferred tax assets in fiscal 2011.

Fiscal 2012 Results

For fiscal 2012, the Company reported net sales of $141.3 million, an increase of 20.1% over the prior year.

Adjusted net income for fiscal 2012 increased 36.6% to $12.1 million, or $0.74 per adjusted diluted share, which included $0.5 million, or $0.03 per share, in income tax benefits. Fiscal 2012 adjusted net income per share is based on 16.3 million adjusted diluted shares of common stock, which does not include new shares issued at IPO. This excluded a $1.7 million non-cash charge due to an increase in the fair value

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1 Adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares are all non-GAAP financial measures presented in this press release and must be read in context with the disclosure and reconciling tables set forth below.  See “Non-GAAP Financial Measures.”

of the convertible preferred stock warrant liability and a $1.3 million non-recurring advisory agreement termination fee, offset by $0.5 million in income taxes related to these charges. This compares to adjusted net income of $8.9 million, or $0.54 per adjusted diluted share, in fiscal 2011 which reflects the $11.3 million reversal of the valuation allowance.

Net income for the fiscal 2012 was $9.6 million, or $0.26 per diluted share. This compares to net income of $20.2 million, or $0.50 per diluted share for the prior fiscal year. The decline in year-over-year net income was primarily related to the $11.3 million reversal of a valuation allowance on deferred tax assets in fiscal 2011.

Adjusted EBITDA for fiscal 2012 increased 28.7% to $21.3 million.

Recent Developments

On April 2, 2012, Annie’s completed an IPO and raised net proceeds of $11.4 million. The proceeds were used, in part, to pay down outstanding indebtedness under the credit facility.

Fiscal 2013 Outlook

Annie’s expects the following financial results for the upcoming fiscal year:

●	Net sales growth in the range of 16% to 19%
●	Adjusted net income in the range of $14.0 to $14.5 million representing year-over-year growth of 20% to 25%, excluding $0.5 million in one-time tax benefit taken in fiscal 2012
●	Adjusted net income per share in the range of $0.78 to $0.82 based on an estimated 17.8 million diluted shares

“As we enter fiscal 2013, we see continued positive momentum in our business, and we are well positioned with consumers to satisfy their increasing demand for natural and organic foods. Over the coming year, we will continue to focus on our strategic growth initiatives: building mainstream distribution, improving our in-store placements and driving deeper consumer awareness in order to expand Annie’s household penetration. In addition, we intend to continue to invest in meaningful innovation to meet more of the needs of Annie’s loyal fans. These efforts will further our mission to cultivate a healthier, happier world by spreading goodness through nourishing foods, honest words and conduct that is considerate and forever kind to the planet,” concluded Foraker.

Conference Call Information for Today, June 6, 2012

Annie’s will host a conference call and live webcast today, June 6, 2012 at 2:00 p.m. PT (5:00 p.m. ET).  The conference call can be accessed by dialing 1-877-941-1427, or 1-480-629-9664 (outside the U.S. and Canada). A live webcast will be available on the Investor Relations page of Annie’s corporate website at www.annies.com and via replay beginning approximately two hours after the completion of the call for 90 days. An audio replay of the call will also be available to all interested parties beginning at approximately 5:00 p.m. PT today, June 6, 2012 until 11:59 p.m. PT on Wednesday, June 13, 2012, by dialing 1-800-406-7325, or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4538841#.

About Annie’s

Annie’s (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without the artificial flavors and synthetic colors and preservatives regularly used in many conventional packaged foods. Today, Annie’s offers over 125 products which are present in over 25,000 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.

Forward-looking Statements

Certain statements in this press release, including Annie’s expectations regarding net sales growth, adjusted net income and adjusted net income per share for fiscal 2013, and its statements regarding continued positive momentum in business and its position with customers to satisfy their increasing demand for natural and organic foods are “forward-looking statements.” Further, statements in this press release that are not historical facts, including, without limitation, statements that relate to Annie’s industry, business, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, growth and other financial and operating information, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances and are subject to significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those described in “Risk Factors” in our materials and reports filed with the U.S. Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Non-GAAP Financial Measures

Adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: adjusted net income represents net income plus certain non-recurring charges as set forth above; EBITDA represents net income plus interest expense, provision for (benefit from) income taxes, and depreciation and amortization; adjusted EBITDA represents EBITDA plus management fees, advisory agreement termination fee, stock-based compensation and change in fair value of convertible preferred stock warrant liability; and adjusted diluted shares represent weighted average shares of common stock outstanding used in computing diluted earnings per share plus conversion of convertible preferred stock on an “as-if” converted basis.

We present adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares because we believe these measures provide additional metrics to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income, EBITDA and adjusted EBITDA, together with financial measures prepared in accordance with GAAP to assess our operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our core operating performance and to compare our performance to that of our peers and competitors. We also believe that these non-GAAP financial measures are useful to investors in assessing the operating performance of our business without the effect of the non-cash and non-recurring items described above. In addition, we use adjusted diluted shares because immediately prior to the closing of the Company’s IPO, all of the shares of convertible preferred stock automatically converted into shares of common stock. Adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares should not be considered in isolation or as alternatives to GAAP measures and do not purport to be alternatives to either net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The following tables provide a reconciliation of adjusted net income, EBITDA and adjusted EBITDA to net income, which is the most directly comparable GAAP financial measure.

Annie’s, Inc.
Reconciliation of Net Income to Adjusted Net Income
(in thousands)
(unaudited)

	Fiscal Quarter Ended March 31,		Fiscal Year Ended March 31,
	2012	2011	2012	2011

Net Income	$1,929	$5,149	$9,589	$20,155
Change in fair value of convertible preferred stock warrant liability	1,188	-	1,726	-
Advisory agreement termination fee	1,300	-	1,300	-
Valuation allowance reversal	-	(1,838)	-	(11,295)
Tax impact of items above	(513)	-	(513)	-

Adjusted Net Income	$3,904	$3,311	$12,102	$8,860

Annie’s, Inc.
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(in thousands)

	Fiscal Quarter Ended		Fiscal Year Ended
	March 31,		March 31,
	2012	2011	2012	2011

Net Income	$1,929	$5,149	$9,589	$20,155
Interest expense	95	4	161	885
Provision for (benefit from) income taxes	1,662	216	6,588	(5,747)
Depreciation and amortization	267	125	845	494

EBITDA	3,953	5,494	17,183	15,787
Management fees	150	100	600	400
Advisory agreement termination fee	1,300	-	1,300	-
Stock-based compensation	116	94	506	373
Change in fair value of convertible preferred stock warrant liability	1,188	-	1,726	-

Adjusted EBITDA	$6,707	$5,688	$21,315	$16,560

The following table reconciles the number of adjusted diluted shares outstanding to diluted shares outstanding.

Annie’s, Inc.
Reconciliation of Weighted Average Shares of Common Stock Outstanding Used in Computing Diluted Net Income Per Share Attributable to Common Stockholders to Weighted Average Shares of Common Stock Used in Computing Adjusted Diluted Net Income Per Share Attributable to Common Stockholders
(unaudited)

	Fiscal Quarter Ended March 31,		Fiscal Year Ended March 31,
	2012	2011	2012	2011

Weighted average shares of common stock outstanding used in computing diluted net income per share attributable to common stockholders	1,160,185	1,279,815	1,111,088	1,201,125
Preferred shares outstanding on an as if converted basis	15,221,571	15,221,571	15,221,571	15,221,571
Weighted average shares of common stock outstanding used in computing adjusted diluted net income per share attributable to common stockholders	16,381,756	16,501,386	16,332,659	16,422,696

Annie's, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Fiscal Quarter Ended March 31,		Fiscal Year Ended March 31,
	2012	2011	2012	2011

Net sales	$42,984	$36,594	$141,304	$117,616
Cost of sales	25,843	21,535	85,877	71,804

Gross profit	17,141	15,059	55,427	45,812
Operating expenses:
Selling, general and administrative	10,989	9,717	36,195	30,674
Advisory agreement termination fee	1,300	-	1,300	-

Total operating expenses	12,289	9,717	37,495	30,674

Income from operations	4,852	5,342	17,932	15,138
Interest expense	(95)	(4)	(161)	(885)
Other income (expense), net	(1,166)	27	(1,594)	155

Income before provision for (benefit from) income taxes	3,591	5,365	16,177	14,408
Provision for (benefit from) income taxes	1,662	216	6,588	(5,747)

Net income	$1,929	$5,149	$9,589	$20,155

Net income attributable to common stockholders	$58	$153	$290	$596

Net income per share attributable to common stockholders —Basic	$0.12	$0.33	$0.62	$1.29
—Diluted	$0.05	$0.12	$0.26	$0.50

Weighted average shares of common stock outstanding used in computing net income per share attributable to common stockholders —Basic	474,781	462,240	469,089	461,884
—Diluted	1,160,185	1,279,815	1,111,088	1,201,125

Adjusted Net Income
Net Income	$1,929	$5,149	$9,589	$20,155
Change in fair value of convertible preferred stock warrant liability	1,188	-	1,726	-
Advisory agreement termination fee	1,300	-	1,300	-
Valuation allowance reversal	-	(1,838)	-	(11,295)
Tax impact of items above	(513)	-	(513)	-

Adjusted Net Income	$3,904	$3,311	$12,102	$8,860

Adjusted diluted net income per share	$0.24	$0.20	$0.74	$0.54

Weighted average shares of common stock outstanding used in computing diluted net income per share attributable to common stockholders	1,160,185	1,279,815	1,111,088	1,201,125
Preferred shares outstanding on an as converted basis	15,221,571	15,221,571	15,221,571	15,221,571

Weighted average used in computing adjusted diluted net income per share	16,381,756	16,501,386	16,332,659	16,422,696

Net income	$1,929	$5,149	$9,589	$20,155
Less:
Dividends paid to convertible preferred stockholders	-	9,211	13,141	12,159
Undistributed income (loss) attributable to convertible preferred stockholders	1,871	(4,215)	(3,842)	7,400
Net income attributable to common stockholders	$58	$153	$290	$596

Annie's, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash	$562	$7,333
Accounts receivable, net	11,870	9,128
Inventory	10,202	9,653
Deferred tax assets	1,995	1,607
Prepaid expenses and other current assets	1,416	1,350

Total current assets	26,045	29,071
Property and equipment, net	4,298	1,555
Goodwill	30,809	30,809
Intangible assets, net	1,176	180
Deferred tax assets, long-term	4,650	5,527
Deferred initial public offering costs	5,343	-
Other non-current assets	108	119

Total assets	$72,429	$67,261

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$861	$10,484
Related-party payable	1,305	6
Accrued liabilities	7,452	5,546

Total current liabilities	9,618	16,036
Credit facility	12,796	-
Convertible preferred stock warrant liability	2,157	-
Other non-current liabilities	921	-

Total liabilities	25,492	16,036

Convertible preferred stock	81,373	81,373

STOCKHOLDERS’ DEFICIT:
Common stock	1	1
Additional paid-in capital	4,392	4,719
Accumulated deficit	(38,829)	(34,868)

Total stockholders’ deficit	(34,436)	(30,148)

Total liabilities, convertible preferred stock and stockholders’ deficit	$72,429	$67,261

Annie's, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Year Ended March 31,
	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$9,589	$20,155	$6,023
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	845	494	345
Stock-based compensation	506	373	902
Allowances for trade discounts and other	200	2,500	200
Inventory reserves	55	-	30
Excess tax benefit from stock-based compensation	(150)	-	-
Change in fair value of convertible preferred stock warrant liability	1,726	-	-
Amortization of debt discount	-	144	143
Amortization of deferred financing costs	10	366	255
Deferred taxes	489	(7,134)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(2,942)	(3,045)	(1,229)
Inventory	(604)	(1,561)	714
Prepaid expenses, other current and non-current assets	(65)	(352)	152
Accounts payable	(9,499)	3,735	2,568
Related-party payable	1,299	(97)	(178)
Accrued expenses and other non-current liabilities	(168)	2,660	(798)

Net cash provided by operating activities	1,291	18,238	9,127

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,538)	(886)	(373)
Purchase of intangible asset	-	-	(191)
Restricted cash	-	-	62

Net cash used in investing activities	(3,538)	(886)	(502)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	72,389	7,344	100,327
Payments to credit facility	(59,593)	(7,344)	(100,327)
Dividends paid	(13,550)	(12,529)	(3,480)
Payment of deferred financing costs	-	(66)	(289)
Payments of initial public offering costs	(3,368)	-	-
Repayment of notes payable	-	(6,000)	-
Net repurchase of stock options	(602)	-	-
Excess tax benefit from stock-based compensation	150	-	-
Proceeds from exercises of stock options	50	26	1

Net cash used in financing activities	(4,524)	(18,569)	(3,768)

NET INCREASE (DECREASE) IN CASH	(6,771)	(1,217)	4,857

CASH—Beginning of year	7,333	8,550	3,693

CASH—End of year	$562	$7,333	$8,550

CONTACT: Erica Abrams 510-558-7595 415-217-5864 ir@annies.com	Christine Greany 858-523-1732 christine@blueshirtgroup.com